Press Release

    Date:    March 1, 2023                Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports Fourth Quarter and 2022 Year End Results

•Fourth quarter Net Earnings of $227 million and Return on Equity of 5.9%, driven by solid investment income and favorable reserve development of $280 million. Adjusted Return on Equity*, which excludes unrealized gains and losses, of 4.2%.
•Book Value per Ordinary Share increased 8.4% to $246.20 ($243.09 Adjusted*) as of December 31, 2022.
•Closed Loss Portfolio Transfer (“LPT”) with Argo and assumed net loss reserves of $718 million.
•Substantially completed unwind of Enhanzed Re’s reinsurance transactions.
•Announced a $1.9 billion global ground-up LPT with QBE and an AUD$360 million LPT with Royal Automobile Club of Queensland covering Motor Compulsory Third Party insurance liabilities in Australia
HAMILTON, Bermuda - March 1, 2023 - Enstar Group Limited (Nasdaq: ESGR) filed its annual report on Form 10-K with the SEC earlier today. An audio presentation reviewing the fourth quarter and full year 2022 results with expanded commentary is available on Enstar's investor relations website at investor.enstargroup.com.

Fourth Quarter 2022 Highlights:

•Net earnings of $227 million, or $13.26 per diluted ordinary share, compared to $120 million, or $6.66 per diluted ordinary share, for the three months ended December 31, 2021.
•Return on equity ("ROE") of 5.9% and Adjusted ROE* of 4.2% for the quarter compared to 2.1% and 2.5%, respectively, in the fourth quarter of 2021. Net investment income of $153 million and favorable prior period development of $280 million contributed to both ROE and Adjusted ROE*.
•Our Group regulatory solvency, or economic balance sheet, strengthened during the fourth quarter due to:
◦the impact of a higher discount rate on our reserves; and
◦our core fixed income securities being shorter in duration than our insurance liabilities.
•Run-off liability earnings ("RLE") of $280 million were driven by reductions in the value of certain portfolios that are held at fair value and results from our annual loss reserve reviews where we recorded favorable development on our workers' compensation and marine, aviation and transit lines of business, and the recognition of a gain on commutation of Enhanzed Re’s catastrophe reinsurance business. RLE was impacted by adverse development on our general casualty and motor lines of business.
•Annualized total investment return (“TIR”) of 3.5% and Annualized Adjusted TIR* of 1.9%, compared to 1.0% and 2.0%, respectively, for the three months ended December 31, 2021. Recognized investment results benefited from an increase in net investment income of $72 million.
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•Completed a LPT agreement with a wholly-owned subsidiary of Argo Group International Holdings, Ltd. (“Argo”).
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Dominic Silvester, Enstar CEO, said:

“We are pleased to report strong fourth quarter results as we grew book value by 8.4% providing us with a positive end to a challenging 2022. While our annual performance was impacted by headwinds in the investment markets, our claims management function continues to outperform the industry driving prior period reserve savings of $756 million for the year.
2022 was another record M&A year as we acquired $2.7 billion of incremental reserves, including completing and integrating one of our largest-ever loss portfolio transfers with Aspen. That activity has continued into 2023, as we just announced a $1.9 billion ground up LPT with QBE, and a second AUD$360 million transaction with Royal Automobile Club of Queensland. We remain well-positioned to capitalize on our robust pipeline so long as opportunities align with our risk parameters and return hurdles.
We expect to continue as the dominant player in the legacy market in 2023. Our balance sheet remains strong, and our scale, operational capabilities, and highly differentiated claims expertise will support accretive opportunities with new and long-standing partners while driving long-term value to our shareholders.”

Year ended December 31, 2022 Highlights:

•Net loss of $906 million, or $52.65 per diluted ordinary share, compared to net earnings of $502 million, or $24.94 per diluted ordinary share, for the year ended December 31, 2021.
•ROE of (15.6)% and Adjusted ROE* of (1.1)%, compared to 7.9% and 10.1%, respectively, for the year ended December 31, 2021. ROE was impacted by unrealized losses arising from interest rate increases on fixed maturity portfolios that are classified as trading combined with unrealized losses in Enstar's non-core portfolios.
•RLE of 6.3% and Adjusted RLE* of 3.9%, compared to 3.9% and 3.6%, respectively, for the year ended December 31, 2021. RLE benefited from reductions in the value of certain portfolios that are held at fair value, favorable development on our workers’ compensation, marine, aviation and transit lines of business, and favorable results on Enstar's inactive catastrophe programs held by Enhanzed Re, including the recognition of a gain on commutation of the reserves. RLE was impacted by adverse development on our general casualty and motor lines of business.
•TIR of (9.0)% and Adjusted TIR* of (0.2)%, compared to 2.0% and 3.6%, respectively, for the year ended December 31, 2021. Recognized investment results were impacted by the combination of interest rate increases, widening credit spreads and equity market declines.
•Completed LPT agreements with Aspen Insurance Holdings Limited and Argo totaling $2.7 billion of incremental acquired reserves.
•Completed commutation of Enhanzed Re’s catastrophe book and novated Enhanzed Re’s portfolio of deferred annuities and whole life policies.

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

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Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Year Ended
	December 31, 2022	December 31, 2021	$ / pp / bp Change		December 31, 2020	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net (loss) earnings attributable to Enstar ordinary shareholders	$(906)	$502	$(1,408)		$1,723	$(1,221)
Adjusted operating (loss) income attributable to Enstar ordinary shareholders*	$(61)	$565	$(626)		$1,580	$(1,015)
ROE	(15.6)%	7.9%	(23.5)	pp	38.4%	(30.5)	pp
Adjusted ROE*	(1.1)%	10.1%	(11.2)	pp	41.9%	(31.8)	pp

Key Run-off Metrics
Prior period development	$756	$403	$353		$32	$371
Adjusted prior period development*	$489	$381	$108		$287	$94
RLE	6.3%	3.9%	2.4	pp	0.4%	3.5	pp
Adjusted RLE*	3.9%	3.6%	0.3	pp	3.5%	0.1	pp

Key Investment Return Metrics
Total investable assets	$19,540	$21,708	$(2,168)		$17,266	$4,442
Adjusted total investable assets*	$21,367	$21,619	$(252)		$16,706	$4,913
Investment book yield	2.47%	1.84%	63	bp	2.53%	(69)	bp
TIR	(9.0)%	2.0%	(11.0)	pp	14.6%	(12.6)	pp
Adjusted TIR*	(0.2)%	3.6%	(3.8)	pp	12.4%	(8.8)	pp

Key Shareholder Metrics
Book value per ordinary share	$246.20	$329.20	$(83.00)		$293.97	$35.23
Adjusted book value per ordinary share*	$243.09	$323.43	$(80.34)		$288.56	$34.87

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

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Results of Operations By Segment - For the Years Ended December 31, 2022, 2021 and 2020

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	2022	2021	Change	2020	Change
INCOME	(in millions of U.S. dollars)
Net premiums earned	$40	$182	$(142)	$59	$123
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	2	38	(36)	103	(65)
Reduction in estimated future defendant A&E expenses	1	5	(4)	9	(4)
All other income	19	30	(11)	20	10
Total other income	22	73	(51)	132	(59)
Total income	62	255	(193)	191	64

EXPENSES
Net incurred losses and LAE:
Current period	44	144	(100)	30	114
Prior period	(486)	(338)	(148)	(175)	(163)
Total net incurred losses and LAE	(442)	(194)	(248)	(145)	(49)
Acquisition costs	22	44	(22)	20	24
General and administrative expenses	143	188	(45)	173	15
Total expenses	(277)	38	(315)	48	(10)
SEGMENT NET EARNINGS	$339	$217	$122	$143	$74
2022 versus 2021: Segment income from our Run-off segment increased by $122 million, primarily due to:
•A $148 million increase in favorable PPD, driven by a $78 million increase in the reduction in estimates of net ultimate losses.
◦Results for the year ended December 31, 2022 were driven by favorable development of $318 million on our workers’ compensation line of business as a result of favorable claim settlements, most notably in the 2017 to 2021 acquisition years. We also had favorable development of $56 million on our marine, aviation and transit lines of business relating to the 2014, 2018 and 2019 acquisition years as a result of favorable experience across a variety of claim types; partially offset by
◦Adverse development on our general casualty and motor lines of business of $57 million and $74 million, respectively, most notably impacting the 2020 acquisition year, as a result of worse than expected claims experience, adverse development on claims and higher than expected claims severity.
◦Results for the year ended December 31, 2021 were primarily related to favorable development on our workers’ compensation, property and marine, aviation and transit lines of business as a result of better than expected claims experience and favorable results from actuarial reviews, partially offset by adverse development on our general casualty line of business due to an increase in opioid exposure and increased expectations of latent claims and a lengthening of the payment pattern related to our 2019 acquisition year.
•A decrease in general and administrative expenses of $45 million, primarily driven by a continued decrease in salaries and benefits and other costs following our exit of our StarStone business beginning in 2020 and a reduction in IT costs as a result of reduced project activity; partially offset by
•A reduction in other income of $51 million, primarily driven by lower favorable prior period development related to our defendant A&E liabilities; and
•Reductions in net premiums earned that were greater than the reductions in current period net incurred losses and LAE and acquisition costs, following our exit of our StarStone International business beginning in 2020.
2021 versus 2020: Net earnings from our Run-off segment increased by $74 million, primarily due to:
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•Net premiums earned increased by $123 million from StarStone International business and new business transactions executed in recent periods. Net premiums earned of $182 million included $106 million of premiums from StarStone International, which was transferred into the Run-off Segment on January 1, 2021, whereas net premiums earned in 2020 were primarily related to AmTrust RITC transactions assumed in 2019.
•Net incurred losses and LAE decreased by $49 million due to a $163 million increase in favorable PPD partially offset by an increase in current period losses of $114 million due to the transfer of the StarStone International business from the Legacy Underwriting segment on January 1, 2021.
•The $163 million increase in favorable PPD primarily consists of:
◦$51 million increase in favorable development on the workers’ compensation line of business in 2021 as a result of reduced claims activity, favorable settlements on open claims and the completion of commutations;
◦$105 million reduction in adverse development on the motor line of business compared to 2020. 2020 was impacted by higher than expected severity in respect of a recently assumed LPT;
◦$41 million increase in favorable development on the construction defect line of business in 2021; and
◦$82 million increase in favorable development on the property and other lines of business in 2021.
This favorable prior period developments were partially offset by;
•$142 million increases in prior period estimates of net ultimate losses in our general casualty line of business due to an increase in opioid exposure and greater than expected adverse development.
In addition:
•Other income decreased by $59 million primarily driven by lower favorable prior period development related to our defendant A&E liabilities; and
•Acquisition costs increased by $24 million primarily due to the transfer of StarStone International from the Legacy Underwriting segment on January 1, 2021.
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Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	2022	2021	Change	2020	Change
INCOME	(in millions of U.S. dollars)
Net investment income:
Fixed income securities	$380	$273	$107	$243	$30
Cash and restricted cash	8	—	8	2	(2)
Other investments, including equities	82	73	9	39	34
Less: Investment expenses	(25)	(37)	12	(14)	(23)
Total net investment income	445	309	136	270	39
Net realized (losses) gains:
Fixed income securities	(111)	(4)	(107)	16	(20)
Other investments, including equities	(24)	(57)	33	1	(58)
Total net realized (losses) gains	(135)	(61)	(74)	17	(78)
Net unrealized (losses) gains:
Fixed income securities, trading	(1,060)	(203)	(857)	284	(487)
Other investments, including equities	(409)	384	(793)	1,327	(943)
Total net unrealized (losses) gains	(1,469)	181	(1,650)	1,611	(1,430)
Total income	(1,159)	429	(1,588)	1,898	(1,469)

EXPENSES
General and administrative expenses	37	37	—	35	2
Total expenses	37	37	—	35	2
(Losses) earnings from equity method investments	(74)	93	(167)	239	(146)
SEGMENT NET (LOSS) EARNINGS	$(1,270)	$485	$(1,755)	$2,102	$(1,617)
Overall Results
2022 versus 2021: Net loss from our Investments segment was $1.3 billion compared to net earnings of $485 million in 2021. The unfavorable movement of $1.8 billion was primarily due to:
•An increase in net realized and unrealized losses on our fixed income securities of $964 million, driven by rising interest rates and widening of investment grade credit spreads;
•Net realized and unrealized losses on our other investments, including equities, of $433 million, in comparison to gains of $327 million in 2021. The unfavorable variance of $760 million was primarily driven by negative performance from our public equities, CLO equities and hedge funds as a result of significant volatility in global equity markets and widening high yield credit spreads; and
•Losses from equity method investments of $74 million, in comparison to earnings of $93 million in 2021, primarily due to the recognition of an other-than-temporary impairment to the carrying value of one of our equity method investments and our acquisition of the controlling interest in Enhanzed Re, effective September 1, 2021. Prior to that date, the results of Enhanzed Re were recorded in earnings from equity method investments. Our consolidated net loss from Enhanzed Re for the year ended December 31, 2022 was $235 million which compared to $82 million from Enhanzed Re that was included in equity method investment earnings in 2021; partially offset by
•An increase in our net investment income of $136 million, which is primarily due to the investment of new premium and reinvestment of fixed income securities at higher yields and the impact of rising interest rates on the $2.9 billion of our fixed income securities that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $59 million, which equates to an increase of 195 basis points on those investments in comparison to 2021.
Total investment losses on the fixed income securities that support our Enhanzed Re life reinsurance business for the years ended December 31, 2022 and 2021 were $304 million $332 millionand $17 million, respectively.
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2021 versus 2020: Net earnings from our Investments segment decreased by $1.6 billion primarily as a result of decreases in net realized and unrealized gains of $1.5 billion. The decrease is largely a result of 2021 net realized and unrealized losses of $58 million related to the InRe Fund, in comparison to net unrealized gains of $1.2 billion in 2020, and 2021 net realized and unrealized losses on our fixed income securities of $207 million, in comparison to net realized and unrealized gains of $300 million in 2020.

Income and (Loss) Earnings by Segment - For the Years Ended December 31, 2022, 2021 and 2020

	Year Ended
	December 31, 2022	December 31, 2021	$ Change		December 31, 2020	$ Change
	(in millions of U.S. dollars)
INCOME
Run-off	$62	$255	$(193)		$191	$64
Assumed Life	17	5	12		—	5
Investments	(1,159)	429	(1,588)		1,898	(1,469)
Legacy Underwriting	10	43	(33)		587	(544)
Subtotal	(1,070)	732	(1,802)	—	2,676	(1,944)
Corporate and other	12	57	(45)		$(16)	73
Total income	$(1,058)	$789	$(1,847)	$—	$2,660	$(1,871)

SEGMENT NET (LOSS) EARNINGS
Run-off	$339	$217	$122		$143	$74
Assumed Life	40	6	34		—	6
Investments	(1,270)	485	(1,755)		2,102	(1,617)
Legacy Underwriting	—	—	—		(93)	93
Total segment net (loss) earnings	(891)	708	(1,599)		2,152	(1,444)
Corporate and other (1)	(15)	(206)	191		(429)	223
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$(906)	$502	$(1,408)		$1,723	$(1,221)

(1) Other income (expense) for corporate and other activities includes the amortization of fair value adjustments associated with the acquisition of DCo LLC and Morse TEC LLC.

For additional detail on the Assumed Life segment, the Legacy Underwriting segment and Corporate and other activities, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.
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Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘ambition’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2022 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation in 2001. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
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ENSTAR GROUP LIMITED
CONSOLIDATED STATEMENTS OF EARNINGS
For the Three Months Ended December 31, 2022 and 2021 and the Years Ended December 31, 2022, 2021, and 2020

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2020
	(expressed in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$14	$41	$66	$245	$572
Net investment income	153	81	455	312	303
Net realized (losses) gains	(24)	(62)	(135)	(61)	19
Net unrealized (losses) gains	39	68	(1,479)	178	1,623
Other income	2	15	35	42	140
Net gain on purchase and sales of subsidiaries	—	11	—	73	3
Total income	184	154	(1,058)	789	2,660

EXPENSES
Net incurred losses and loss adjustment expenses
Current Period	9	26	48	172	405
Prior Period	(280)	(159)	(756)	(403)	(32)
Total net incurred losses and loss adjustment expenses	(271)	(133)	(708)	(231)	373
Policyholder benefit expenses	—	(3)	25	(3)	—
Amortization of net deferred charge assets	20	17	80	55	39
Acquisition costs	3	7	23	57	171
General and administrative expenses	97	98	331	367	502
Interest expense	18	18	89	69	59
Net foreign exchange (gains) losses	12	(3)	(15)	(12)	16
Total expenses	(121)	1	(175)	302	1,160

(LOSS) EARNINGS BEFORE INCOME TAXES	305	153	(883)	487	1,500
Income tax benefit (expense)	16	(14)	12	(27)	(24)
(Losses) earnings from equity method investments	(86)	(8)	(74)	93	239
NET (LOSS) EARNINGS FROM CONTINUING OPERATIONS	235	131	(945)	553	1,715
Net earnings from discontinued operations, net of income taxes	—	—	—	—	16
NET (LOSS) EARNINGS	235	131	(945)	553	1,731
Net loss (earnings) attributable to noncontrolling interest	1	(2)	75	(15)	28
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR	236	129	(870)	538	1,759
Dividends on preferred shares	(9)	(9)	(36)	(36)	(36)
NET (LOSS) EARNINGS ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$227	$120	$(906)	$502	$1,723

(Loss) earnings per ordinary share attributable to Enstar:
Basic
Net (loss) earnings from continuing operations	$13.34	$6.74	$(52.65)	$25.33	$79.60
Net earnings from discontinued operations	—	—	—	—	0.35
Net (loss) earnings per ordinary share	$13.34	$6.74	$(52.65)	$25.33	$79.95
Diluted
Net (loss) earnings from continuing operations	$13.26	$6.66	$(52.65)	$24.94	$78.62
Net earnings from discontinued operations	—	—	—	—	0.35
Net (loss) earnings per ordinary share	$13.26	$6.66	$(52.65)	$24.94	$78.97
Weighted average ordinary shares outstanding:
Basic	17,021,348	17,798,994	17,207,229	19,821,259	21,551,408
Diluted	17,121,606	18,013,284	17,323,130	20,127,131	21,818,294
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ENSTAR GROUP LIMITED
CONSOLIDATED BALANCE SHEETS
As of December 31, 2022 and December 31, 2021

	December 31, 2022	December 31, 2021
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$14	$6
Short-term investments, available-for-sale, at fair value (amortized cost: 2022 — $37; 2021 — $34)	38	34
Fixed maturities, trading, at fair value	2,370	3,756
Fixed maturities, available-for-sale, at fair value (amortized cost: 2022 — $5,871; 2021 — $5,689; net of allowance: 2022 — $33; 2021 — $10)	5,223	5,652
Funds held - directly managed, at fair value	2,040	3,007
Equities, at fair value (cost: 2022 — $1,357; 2021 — $1,831)	1,250	1,995
Other investments, at fair value (includes $3 in 2022 of consolidated variable interest entities)	3,296	2,333
Equity method investments	397	493
Total investments	14,628	17,276
Cash and cash equivalents	822	1,646
Restricted cash and cash equivalents	508	446
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2022 — $131; 2021 — $136)	856	1,085
Reinsurance balances recoverable on paid and unpaid losses, at fair value	275	432
Insurance balances recoverable (net of allowance: 2022 and 2021 — $5)	177	213
Funds held by reinsured companies	3,582	2,340
Net deferred charge assets	658	598
Other assets	648	620
TOTAL ASSETS	$22,154	$24,656
LIABILITIES
Losses and loss adjustment expenses	$11,721	$11,269
Losses and loss adjustment expenses, at fair value	1,286	1,989
Future policyholder benefits	1,184	1,502
Defendant asbestos and environmental liabilities	607	638
Insurance and reinsurance balances payable	100	254
Debt obligations	1,829	1,691
Other liabilities	462	581
TOTAL LIABILITIES	17,189	17,924
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	168	179

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2022: 17,588,050; 2021: 18,223,574):
Voting Ordinary Shares (issued and outstanding 2022: 15,990,338; 2021: 16,625,862)	16	17
Non-voting convertible ordinary Series C Shares (issued and outstanding 2022 and 2021: 1,192,941)	1	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2022 and 2021: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2022 and 2021: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2022 and 2021: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2022 and 2021: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred Shares 2022 and 2021: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2022 and 2021: 565,630)	(1)	(1)
Additional paid-in capital	766	922
Accumulated other comprehensive loss	(575)	(16)
Retained earnings	4,406	5,312
Total Enstar Shareholders’ Equity	4,701	6,323
Noncontrolling interests	96	230
TOTAL SHAREHOLDERS’ EQUITY	4,797	6,553
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$22,154	$24,656
Enstar Group Limited | 2022 Press Release                 10

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed income securities recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investment without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations, and other items that we separately disclose.
We have changed our non-GAAP measures in 2022 as follows:
•The opening GAAP balances of our 2021 and 2020 Adjusted BVPS*, Adjusted ROE* and Adjusted RLE* measures have been retrospectively adjusted for a change in accounting principle.
•We no longer remove ULAE from our Adjusted RLE and RLE % calculations as our estimate of future claims handling costs is connected to our claims settlement strategies and outcomes and the RLE measures now reflect the direct and indirect performance of the management of our liabilities.
We have presented the results and GAAP reconciliations for these measures further below. The following tables present more information on each non-GAAP measure.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

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Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturity investments and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed income securities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net earnings from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net earnings from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed income securities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.

Adjusted total investment return ($) (numerator)
Total investment return (dollars), adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed; and
-unrealized (gains) losses on AFS investments included within OCI, net of reclassification adjustments and excluding foreign exchange.

Adjusted average aggregate total investable assets (denominator)
Total average investable assets, adjusted for:
-net unrealized (gains) losses on fixed maturities, AFS investments included within AOCI
-net unrealized (gains) losses on fixed maturities, trading instruments

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Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

The following components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•The results of our Legacy Underwriting segment have been economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(2); as such, the results are not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies;
•The results of our Assumed Life segment relate only to our exposure to active property catastrophe business; as this business is not in run-off, the results are not a relevant contribution to Adjusted RLE;
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable); and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We include our performance in managing claims and estimated future expenses on our defendant A&E liabilities because such performance is relevant to assessing our claims management strategies even though such liabilities are not included within the loss reserves.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove(3):
-Legacy Underwriting and Assumed Life operations
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of net ultimate liabilities and reduction in estimated future expenses of our defendant A&E liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove(3):
-Legacy Underwriting and Assumed Life net loss reserves
-current period net loss reserves
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant A&E liability exposures and estimated future expenses

(1)     Comprises the discount rate and risk margin components.
(2)     As described in Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)     Effective for 2022, we are no longer excluding ULAE as it relates to our losses and LAE liabilities and are now including estimated future expenses as it relates to our defendant A&E liabilities in the calculation of Adjusted RLE*, as these provisions are related to our insurance liabilities and contribute to our claims management performance. The comparative periods in 2021 and 2020 have been adjusted accordingly.
*Non-GAAP measure.
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Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	December 31, 2022			December 31, 2021			December 31, 2020
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$4,191	17,022,420	$246.20	$5,813	17,657,944	$329.20	$6,326	21,519,602	$293.97
Non-GAAP adjustment:
Share-based compensation plans		218,171			315,205			298,095
Warrants	—	—		—	—		20	175,901
Adjusted book value per ordinary share*	$4,191	17,240,591	$243.09	$5,813	17,973,149	$323.43	$6,346	21,993,598	$288.56
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.
*Non-GAAP measure.

The tables below present a reconciliation of ROE to Adjusted ROE*:

	Three Months Ended
	December 31, 2022			December 31, 2021
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE(1)	$227	$3,866	5.9%	$120	$5,749	2.1%
Non-GAAP adjustments:
Remove:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held - directly managed / Net unrealized losses (gains) on fixed maturity investments and funds held - directly managed (2)	20	1,926		27	(176)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	28	(305)		(6)	(100)
Amortization of fair value adjustments / Fair value adjustments	(29)	(95)		3	(109)
Net gain on purchase and sales of subsidiaries	—	—		(11)	—
Tax effects of adjustments (4)	(1)	—		(3)	—
Adjustments attributable to noncontrolling interests (5)	(21)	—		2	—
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE*	$224	$5,392	4.2%	$132	$5,364	2.5%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

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	Year Ended
	December 31, 2022			December 31, 2021			December 31, 2020
	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE (1)	$(906)	$5,813	(15.6)%	$502	$6,326	7.9%	$1,723	$4,490	38.4%
Non-GAAP adjustments:
Net realized and unrealized losses on fixed maturity investments and funds held - directly managed / Net unrealized gains on fixed maturity investments and funds held - directly managed (2)	1,181	(89)		210	(560)		(306)	(277)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (3)	(200)	(107)		(75)	(33)		119	(130)
Amortization of fair value adjustments / Fair value adjustments	(18)	(106)		16	(128)		27	(152)
Net gain on purchase and sales of subsidiaries	—	—		(73)	—		(3)	—
Net earnings from discontinued operations / Net assets of entities classified as held for sale and discontinued operations	—	—		—	—		(16)	(266)
Tax effects of adjustments (4)	(7)	—		(21)	—		23	—
Adjustments attributable to noncontrolling interests (5)	(111)	—		6	—		13	109
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE*	$(61)	$5,511	(1.1)%	$565	$5,605	10.1%	$1,580	$3,774	41.9%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(3) Comprises the discount rate and risk margin components.
(4) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
(5) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.

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The tables below present a reconciliation of PPD to Adjusted PPD* and RLE to Adjusted RLE*:

	Year Ended	As of			Year Ended
	December 31, 2022	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2022
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE	$756	$12,011	$11,926	$11,969	6.3%
Non-GAAP Adjustments:
Assumed Life	(55)	—	(181)	(91)
Legacy Underwriting	3	(135)	(153)	(144)
Net loss reserves - current period	—	(45)	—	(23)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	(18)	124	106	115
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(200)	294	107	201
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	2	572	573	573
Increase (reduction) in estimated future expenses - Defendant A&E	1	35	37	36
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE*	$489	$12,856	$12,415	$12,636	3.9%

	Year Ended	As of			Year Ended
	December 31, 2021	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2021
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE	$403	$11,926	$8,763	$10,344	3.9%
Non-GAAP Adjustments:
Assumed Life	—	(179)	—	(90)
Legacy Underwriting	(6)	(140)	(955)	(548)
Net loss reserves - current period	—	(143)	—	(72)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	16	106	128	117
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(75)	107	33	70
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	38	573	615	594
Increase (reduction) in estimated future expenses - Defendant A&E	5	37	43	40
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE*	$381	$12,287	$8,627	$10,455	3.6%
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	Year Ended	As of			Year Ended
	December 31, 2020	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2020
	PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE	$32	$8,763	$7,941	$8,352	0.4%
Non-GAAP Adjustments:
Legacy Underwriting	(4)	(702)	(1,184)	(943)
Net loss reserves - current period	—	(273)	—	(137)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	28	128	152	140
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	119	33	130	82
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	103	615	561	588
Increase (reduction) in estimated future expenses - Defendant A&E	9	43	52	48
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE*	$287	$8,607	$7,652	$8,129	3.5%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

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The tables below present a reconciliation of our TIR to our Adjusted TIR*:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021	2020
Investment results
Net investment income	$153	$81	$455	$312	$303
Net realized (losses) gains	(24)	(62)	(135)	(61)	19
Net unrealized (losses) gains	39	68	(1,479)	178	1,623
Earnings (losses) from equity method investments	(86)	(8)	(74)	93	239
Other comprehensive income:
Unrealized (losses) gains on fixed income securities, AFS, net of reclassification adjustments excluding foreign exchange	87	(26)	(570)	(100)	70
TIR ($)	$169	$53	$(1,803)	$422	$2,254

Non-GAAP adjustments:
Net realized and unrealized losses (gains) on fixed maturity investments and funds held-directly managed	20	27	1,181	210	(306)
Unrealized (losses) gains on fixed income securities, AFS, net of reclassification adjustments excluding foreign exchange	(87)	26	570	100	(70)

Adjusted TIR ($)*	$102	$106	$(52)	$732	$1,878

Total investments	14,628	17,276	14,628	17,276	15,257
Cash and cash equivalents, including restricted cash and cash equivalents	1,330	2,092	1,330	2,092	1,373
Funds held by reinsured companies	3,582	2,340	3,582	2,340	636
Total investable assets	$19,540	$21,708	$19,540	$21,708	$17,266

Average aggregate invested assets, at fair value (1)	$19,503	$21,569	$20,079	$20,840	$15,443
Annualized TIR % (2)	3.5%	1.0%	(9.0)%	2.0%	14.6%

Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	1,827	(89)	1,827	(89)	(560)
Adjusted investable assets*	$21,367	$21,619	$21,367	$21,619	$16,706

Adjusted average aggregate invested assets, at fair value (3)	$21,380	$21,438	$21,165	$20,561	$15,153
Annualized adjusted TIR %* (4)	1.9%	2.0%	(0.2)%	3.6%	12.4%
(1) This amount is a two period average of the total investable assets for the three months ended December 31, 2022 and 2021, respectively, and a five period average for the years ended December 31, 2022, 2021 and 2020, respectively, as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two period average of the total investable assets for the three months ended December 31, 2022 and 2021, respectively, and a five period average for the years ended December 31, 2022, 2021 and 2020, respectively, as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
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